 Exhibit 99.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) entered into effective the 1st day of January 2014 (the “Effective Date”), is by, between, and among PSM Holdings, Inc., a corporation formed under the laws of the State of Nevada (the “Employer”), and Jeffrey R. Smith (the “Employee”).

RECITALS:

WHEREAS, the Employer desires to engage the services of the Employee as Chairman of the Board and Executive Vice-President, and President and Chief Executive Officer of Employers wholly-owned subsidiary Prime Source Mortgage, Inc., and the Employee is willing to render such services to the Employer in consideration of the terms and conditions agreed to by the parties; and

WHEREAS, the Board of Directors of the Employer (the “Board”) has approved the employment of the Employee on the terms and conditions set forth in this Agreement;

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Employer agrees to employ the Employee, and the Employee agrees to perform services for the Employer as an employee, upon the terms and conditions set forth herein.

1.             TERM.

The initial term of this Agreement shall commence on the Effective Date and shall be for a period of one (1) year (the “Initial Term”), unless it is terminated earlier as provided herein. The terms of this Agreement shall be binding upon the parties hereto from the Effective Date throughout the Employment Term. The restrictive covenants in Section 4(c) and in Section 9 hereof shall survive the termination of this Agreement.

2.             TITLE AND DUTIES.

The Employee shall be employed as Chairman and Executive Vice President of Employer and as President and Chief Executive Officer of PSMI. The Employee shall perform such services consistent with his position as might be assigned to him from time to time by the Board and are consistent with the bylaws of the Employer, including, but not limited to, service for any subsidiary, partnership, limited liability company, joint venture, trust or other enterprise or entity controlled by the Employer. The Employee shall have such responsibilities and authority as is commensurate with such office and as may be prescribed by the Board and bylaws of the Employer. The Board shall have the right to review and change the duties, responsibilities, and functions of Employee from time to time as it may deem necessary or appropriate; provided, however, that such duties, responsibilities, and functions remain consistent with the Employees status as a senior executive officer of the Employer. It is expected that Employee will devote half his time to duties associated with Employer including investor relations and public communications concerning Employer and half of his time to matters devoted to operational initiatives at PSMI.

3.             LOCATION.

The Employee’s place of employment shall be his current office in Oklahoma City, OK, or at such other location as mutually agreed between the Employer and the Employee.

4.             EXTENT OF SERVICES.

a.             Duty to Perform Services.

The Employee agrees not to engage in any material business activities during the term of this Agreement except those that are for the benefit of the Employer and its subsidiaries, and to devote not less than substantially all of his entire business time, attention, skill, and effort to the performance of his duties under this Agreement for the Employer and any corporation controlled by the Employer now or during the term of this Agreement. Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to the Employer, as the same may be changed from time to time. In addition, Employee may serve on the board of directors of up to two companies not engaged in business which may reasonably compete with the business of the Employer, provided that Employee shall not be required to render any material services with respect to the operations or affairs of any such company. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including, but not limited to, investing his assets in the securities of publicly traded companies; provided, however, that the Employee’s activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to the Employer’s published policies and procedures, or code of conduct, as each is adopted from time to time, affecting directors, officers, employees, and agents and shall use his best efforts to promote the Employer’s interest, reputation, business and welfare.

b.             Corporate Opportunities.

The Employee agrees that he will not take personal advantage of any the Employer business opportunities that arise during his employment with the Employer and that might be of benefit to the Employer. All material facts regarding such opportunities shall be promptly reported to the Board for consideration by the Employer.

c.             Non-Disparagement.

The Employee agrees that, during the Employment Term and for one year thereafter, he shall not, in any communications with the press or other media or any customer, client or supplier of the Employer, or any of Employer’s affiliates, criticize, ridicule or make any statement which disparages or is derogatory of the Employer, or any of Employer’s respective directors or senior officers.

d.             Representations Regarding Past Agreements.

The Employee hereby represents and warrants to the Employer that the execution, delivery and performance of this Agreement by the Employee does not and will not conflict with, or result in breach or default under, or require the consent of, any other party under any agreement to which the Employee is a party.

5.            COMPENSATION AND BENEFITS.

a.             Base Salary.

The Employee’s annual base salary shall be $250,000 commencing January 1, 2014. The base salary shall be payable in equal installments in accordance with the Employer’s standard payroll practices. The Employee’s annual base salary shall be further reviewed no less frequently than annually for increases in the discretion of the Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to the Employer, the financial condition of the Employer, and the Employee’s value to the Employer relative to other members of the executive management of the Employer; provided, however, that at no time during the term of this Agreement shall the Employee’s base salary be decreased from the base salary then in effect except as part of an general program of salary adjustment by the Employer applicable to all vice presidents and above. In the event the Employer is reasonably unable to pay the base salary for any pay period, the Employer and Employee may agree that the base salary be paid with shares of common stock under an equity compensation plan of Employer effective at the time at a 25% discount to the fair market price of the stock at the end of the pay period.

b.             Performance Compensation.

Employee will be eligible to receive an annual bonus of up to 100% of the then applicable base salary, less applicable withholding taxes, upon achievement of annual performance objectives to be determined in good faith by the Compensation Committee or the Board and the Employee based on an anticipated formal annual incentive plan to be adopted during 2014.

c.             Other Benefits.

During the Employment Term, Employee will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Employer of general applicability to other senior executives of the Employer, including, without limitation, the Employer’s group medical, dental, vision, disability, life insurance, flexible-spending account, 401(k) and other plans. The Employer shall also reimburse the Employee an amount allowable from time to time consistent with reimbursable amounts to other employees participating in Employer’s group health insurance plan.

d.             Withholding Taxes.

The Employer may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

e.             Vacation.

Employee will be entitled to paid vacation of four (4) weeks per year in accordance with the Employer’s vacation policy, with the timing and duration of specific vacations mutually and reasonably agreed to by the parties hereto.

f.             Reimbursement of Business Expenses.

The Employer shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as the Employer may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

g.             Auto Allowance.

The Employer shall provide to Employee an automobile allowance of $700 per month for expenses incurred by Employee in connection with the leasing or acquisition of an automobile and shall reimburse the Employee for the cost to insure the vehicle and for mileage.

6.            TERMINATION OF EMPLOYMENT.

a.             Termination Due to Death.

The Employee’s employment and this Agreement shall terminate immediately upon his death. If the Employee’s employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

(i)     payment of any unpaid portion of his base salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)     full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)      any pension survivor benefits that may become due pursuant to any employee benefit plan or program of the Employer; and

(vi)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

b.            Termination Due to Disability.

The Employer may terminate the Employee’s employment at any time if the Employee becomes disabled, upon written notice by the Employer to the Employee. For all purposes under this Agreement, “Disability” shall mean that the Employee, at the time the notice is given, has been unable to perform his duties under this Agreement for a period of not less than ninety (90) days during any 180-day period as a result of the Employee’s incapacity due to physical or mental illness. If the Employee’s employment is terminated due to his disability, he shall be entitled to:

(i)     payment of any unpaid portion of his base salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)     full and immediate vesting of any unexercised stock options or restricted stock grants; and

(v)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

c.             Termination for Cause.

The Employer may terminate the Employee’s employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee’s employment is terminated for Cause, as defined below, he shall be entitled to:

(i)      payment of any unpaid portion of his base salary through the date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder through the date of such termination;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)     payment of any accrued but unpaid benefits and any other rights through the date of termination, excluding any severance package benefits, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

For purposes of this Agreement, a termination for “Cause” shall mean: (i) the final conviction of Employee of, or Employee’s plea of guilty or nolo contendere to, any felony or a crime involving dishonesty, fraud, or moral turpitude; (ii) the indictment of Employee for any felony or a crime involving dishonesty, fraud, or moral turpitude which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer or would materially interfere with the performance of services by the Employee; (iii) the willful commission of fraud, nonincidental misappropriation, embezzlement, or other dishonest act by Employee against the Employer; (iv) Employee’s use of illegal drugs or alcohol on the Employer’s premises, Employee’s use of illegal drugs or alcohol having an adverse effect on the performance of the Employee’s duties hereunder, or Employee’s use of illegal drugs or alcohol which, in the reasonable good-faith judgment of the Board, has materially damaged, or could materially damage, the reputation of the Employer; (v) Employee’s willful failure, gross negligence, or gross misconduct in the performance of his duties to the Employer; (vi) Employee’s gross malfeasance in the performance of his duties hereunder; (vii) Employee’s nonfeasance in the performance of his duties hereunder not cured within ten (10) business days after notice of such nonfeasance; (viii) Employee’s failure to follow a written order which is both legal and reasonable; or (ix) Employee’s breach of this Agreement not cured within ten (10) business days after notice of such breach.

If the Employer exercises its right to terminate the Employee for Cause, the Employer shall: (1) give the Employee written notice of termination at least ten (10) business days before the date of such termination specifying in detail the conduct constituting such Cause, and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, excluding interested directors, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.

d.             Termination Without Cause or Constructive Termination Without Cause.

The Employer may terminate the Employee’s employment at any time without Cause, provided that it gives written notice of termination at least ninety (90) days before the date of such termination. If the Employee’s employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from the Employer the following:

(i)     payment of any unpaid portion of his base salary through the end of the Term or any extension thereof granted prior to such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law;

(iv)     full and immediate vesting of any unexercised stock options or restricted stock grants;

(v)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee;

(vi)     payment of amounts equal to any premiums for health insurance continuation coverage under any the Employer health plans that is elected by the Employee or his beneficiaries pursuant to Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee’s prior written consent, of one or more of the following events not on account of Cause:

(1)	a material reduction in the Employee’s then current base salary;

(2)	a material diminution in the Employee’s authority, duties, or responsibilities;

(3)	a material diminution in the budget over which the Employee retains authority;

(4)	a material change in the geographic location at which the Employee must perform the services hereunder; or

(5)	Any other action or inaction which constitutes a material breach by the Employer of this Agreement.

In the event the Employee is terminated without Cause or there is a constructive termination without Cause, the Employee shall provide the Employer with written notice within ninety (90) days of the event and the Employer shall have thirty (30) days to cure the default.

e.             Voluntary Termination.

If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

(i)     payment of any unpaid portion of his base salary through the effective date of such termination;

(ii)     reimbursement for any outstanding reasonable business expenses he has incurred in performing his duties hereunder;

(iii)     the right to elect continuation coverage of insurance benefits to the extent required by law; and

(iv)     payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of the Employer, this Agreement, or any other agreement between the Employer and the Employee.

A voluntary termination under this paragraph shall be effective upon fifteen (15) days’ prior written notice to the Employer unless the parties mutually agree to extend the effective date.

7.            Mitigation and Offset.

If the Employee’s employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6(d), above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of the Employer to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that the Employer may assert, or due to any other employment or source of income obtained by the Employee.

8.             Entitlement to Other Benefits.

Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9.            CONFIDENTIALITY, Inventions, and Conflict of Interests Policy.

Employee agrees to abide by the terms of the Confidential Information and Invention Assignment Agreement attached hereto as Exhibit A (the “Confidential Information Agreement”) upon commencing employment hereunder.

10.          Change of Control

In the event of merger, consolidation, or similar transaction in which the Employer is not the survivor, or the sale of all or substantially all of the assets of the Employer, the Employer shall cause the survivor or the transferee to expressly assume in writing the liabilities, obligations, and duties of the Employer under this Agreement and shall provide a copy of such written assumption to the Employee not less than ten (10) business days prior to the consummation of such merger, consolidation, or similar transaction, or the sale of all or substantially all of the assets of the Employer.

11.          ARBITRATION.

Any dispute or controversy arising under or in connection with this Agreement shall, if the Employer or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator; provided, however, that if the parties cannot agree on the selection of such arbitrator within thirty (30) days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the State of Oklahoma. The Employer and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in State of Oklahoma for this purpose. The arbitrator shall establish the extent of discovery permitted and shall be authorized to allocate the reasonable costs of arbitration between the parties. Notwithstanding the foregoing, the Employer, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as the Employer shall elect to enforce the Employee’s covenants herein.

12.          INDEMNIFICATION.

The Employer agrees that if the Employee is made a party, or is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a “Proceeding”), by reason of the fact that he is or was a director, officer or employee or the Employer, or is or was serving at the request of the Employer as a director, officer, member, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee’s alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by the Employer to the fullest extent permitted or authorized by law and by the Employer’s articles of incorporation and bylaws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of the Employer or other such entity described above, and shall inure to the benefit of the Employee’s heirs, executors and administrators. The Employer shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within twenty (20) days after receipt by the Employer of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

Neither the failure of the Employer (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the paragraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by the Employer (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

Employee understands and acknowledges that the Employer may be required in the future to undertake with the Securities and Exchange Commission to submit in certain circumstances the question of indemnification to a court for a determination of the Employer’s right under public policy to indemnify Employee and the obligation to indemnify the Employee hereunder shall be expressly subject to the outcome of such determination.

13.          General Provisions.

a.            Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

If to the Employer or Parent to:

5300 Mosteller Drive, Suite 3.

Oklahoma City, OK 73112

With a copy (which shall not constitute notice) to:

Ronald N. Vance

Attorney at Law

1656 Reunion Avenue

Suite 250

South Jordan, UT 84095

If to the Employee, to:

2224 Buffalo Pass

Edmund, OK 73034

or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

b.          Legal Expenses. Except as provided in Section 11 hereof, if any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default, or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties will be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

c.            Assignability and Binding Nature. No rights or obligations may be assigned or transferred by the Employer except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Employer is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Employer, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Employer and such assignee or transferee assumes the liabilities, obligations, and duties of the Employer, as contained in this Agreement, either contractually or as a matter of law. Notwithstanding any such assignment, the Employer shall not be relieved from liability under this Agreement. The obligations of the Employee are personal and no rights or obligations of the Employee under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

d.            Amendment. This agreement may be amended or modified only by a written instrument executed by both the Employer and the Employee.

e.            Exhibits. Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof.

f.             Pronouns. Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

g.            Captions. The captions appearing herein are for convenience of reference only and in no way define, limit or affect the scope or substance of any section hereof.

h.            Time. All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Any reference herein to business days shall mean any day other than Saturday, Sunday or other day on which commercial banks in the State of New Mexico are authorized or required by law to remain closed. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

i.             Entire Agreement. This Agreement constitutes the entire agreement between the Employer and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

j.             Severability. In case any provision hereof shall be held by a court or arbitrator with jurisdiction over the Employer or the Employee to be invalid, illegal, or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of the Employer and the Employee in accordance with applicable law, and the validity, legality, and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

k.            Waiver. No delays or omission by the Employer or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by the Employer or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

l.             Governing Law. This Agreement shall be construed, interpreted, and enforced in accordance with the laws of the State of Oklahoma, without regard to its conflicts of laws principles.

m.           Jurisdiction; Service of Process. If neither the Employer or the Employee elects to be governed by the provisions of Section 11 hereof, the parties to this Agreement, acting for themselves and for their respective successors and assigns, without regard to domicile, citizenship or residence, hereby expressly and irrevocably elect as the sole judicial forum for the adjudication of any matters arising under or in connection with this Agreement, and consent and subject themselves to the jurisdiction of, the courts of the State of Oklahoma located in County of Oklahoma, and/or the United States District Court, District of Oklahoma, in respect of any matter arising under this Agreement.

n.            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

o.            Full Knowledge. By their signatures, the parties acknowledge that they have carefully read and fully understand the terms and conditions of this Agreement, that each party has had the benefit of separate counsel, or has been advised to obtain separate counsel, and that each party has freely agreed to be bound by the terms and conditions of this Agreement. To the extent that a party elects not to consult with such counsel, the party hereby waives any defense to inadequate representation by counsel.

p.            Construction. This Agreement shall be construed as though all parties had drafted it.

q.            Non-Exclusivity of Remedies. The rights and remedies of the parties hereto shall not be mutually exclusive, and the exercise of one or more of the provisions of this Agreement shall not preclude the exercise of any other provision.

r.             Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the parties hereto will be entitled to specific performance. Each of the parties agrees that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement the respective day and year set forth below.

EMPLOYER:	PSM Holdings, Inc.

Date: January 6, 2014	By:	/s/ Kevin J. Gadawski
Kevin J. Gadawski, President

EMPLOYEE:

Date: December 31, 2013	/s/ Jeffrey R. Smith
JEFFREY R. SMITH

EXHIBIT A

TO

Jeffrey R. Smith EMPLOYMENT AGREEMENT

PSM Holdings, Inc.

CONFIDENTIAL INFORMATION AND

INVENTION ASSIGNMENT AGREEMENT

As a condition of my employment with PSM Holdings, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1.     Confidential Information.

A.     Company Information. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company, except under a non-disclosure agreement duly authorized and executed by the Company. I understand that “Confidential Information” means any non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information. I further understand that Confidential Information does not include any of the foregoing items which have become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof.

B.     Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

C.     Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

2.     Inventions.

A.     Inventions Retained and Licensed. I have attached hereto, as Exhibit A-1, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or service a Prior Invention owned by me or in which I have an interest, I hereby grant to the Company a nonexclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or service, and to practice any method related thereto.

B.     Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 2(F) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

C.     Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

D.     Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

E.     Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any invention that I developed entirely on my own time without using the Company’s equipment, supplies, facilities, or trade secret information, except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by me for the Company.

3.     Conflicting Employment. I agree that, during the term of my employment with the Company, my obligations regarding conflicting employment, or potentially conflicting employment, will be governed by the Employment Agreement.

4.     Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 2(D). In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit A-2.

5.     Notification of New Employer. In the event that I leave the employ of the Company, or become employed by other employers, I hereby grant consent to notification by the Company to my other employers about my rights and obligations under this Agreement.

6.     Conflict of Interest Guidelines. I agree to diligently adhere to the Conflict of Interest Guidelines attached as Exhibit A-3 hereto.

7.     Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I hereby represent and warrant that I have not entered into, and I will not enter into, any oral or written agreement in conflict herewith.

8.     General Provisions. This Agreement shall be subject to the Employment Agreement dated January 1, 2014 by and between the Company and the undersigned, including, but not limited to, the General Provisions of Section 13 thereof, which agreement is incorporated herein by this reference.

Date: January 2, 2014	/s/ Jeffrey R. Smith
Jeffrey R. Smith, Employee

 Witness:

/s/ Amy Nokes
Signature

Amy Nokes
Name (typed or printed)

Exhibit A-1

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

   X      No inventions or improvements

            Additional Sheets Attached

Signature of Employee:	/s/ Jeffrey R. Smith
Jeffrey R. Smith

Date: January 2, 2014

Exhibit A-2

PSM Holdings, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to PSM Holdings, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information and Invention Assignment Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I further agree that, in compliance with the Employment, Confidential Information and Invention Assignment Agreement, I will preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

Date: _____________________________________

_____________________________________________
Signature

_____________________________________________
Please Print Name

Exhibit A-3

PSM Holdings, INC.

CONFLICT OF INTEREST GUIDELINES

It is the policy of PSM Holdings, Inc. to conduct its affairs in strict compliance with the letter and spirit of the law and to adhere to the highest principles of business ethics. Accordingly, all officers, employees and independent contractors must avoid activities which are in conflict, or give the appearance of being in conflict, with these principles and with the interests of the Company. The following are potentially compromising situations which must be avoided. Any exceptions must be reported to the President and written approval for continuation must be obtained.

1.     Revealing confidential information to outsiders or misusing confidential information. Unauthorized divulging of information is a violation of this policy whether or not for personal gain and whether or not harm to the Company is intended.

2.     Accepting or offering substantial gifts, excessive entertainment, favors or payments which may be deemed to constitute undue influence or otherwise be improper or embarrassing to the Company.

3.     Initiating or approving personnel actions affecting reward or punishment of employees or applicants where there is a family relationship or is or appears to be a personal or social involvement.

4.     Initiating or approving any form of personal or social harassment of employees.

5.     Investing or holding outside directorship in suppliers or customers, including financial speculations, where such investment or directorship might influence in any manner a decision or course of action of the Company.

6.     Borrowing from or lending to employees, customers or suppliers.

7.     Acquiring real estate of interest to the Company.

8.     Improperly using or disclosing to the Company any proprietary information or trade secrets of any former or concurrent employer or other person or entity with whom obligations of confidentiality exist.

9.     Unlawfully discussing prices, costs, customers, sales or markets with competing companies or their employees.

10.   Making any unlawful agreement with distributors with respect to prices.

11.   Improperly using or authorizing the use of any inventions which are the subject of patent claims of any other person or entity.

Each officer, employee and independent contractor must take every necessary action to ensure compliance with these guidelines and to bring problem areas to the attention of higher management for review. Violations of this conflict of interest policy may result in discharge.